Présentation aux employés- Offre d’achat d’Autodesk Stig Gruman Vice- Président, Advanced Systems Exhibit (a)(1)(I)(iii)

Options d’achat d’actions émises à
Options d’achat d’actions émises à
escompte
escompte
Options déjà levées
• Aucune action requise
Options à escompte pas encore levées
• Sujet de la présentation aujourd’hui – Offre d’achat
d’Autodesk
© 2006 Autodesk

Présentation aux Présentation aux employés sur l’offre employés sur l’offre d’achat d’Autodesk d’achat d’Autodesk Bienvenue 5 juin 2007

Page 1 Programme Programme • Introduction • La question • La solution • Ce que vous devez faire • Foire aux questions

INTRODUCTION INTRODUCTION

•
Autodesk a invité Aird & Berlis LLP à fournir
des renseignements généraux et fiscaux sur
l’offre d’achat, afin de vous aider durant le
processus.
•
Autodesk ne peut pas fournir cette information
elle-même :
– Violation de la politique de la Société sur la
prestation de conseils fiscaux.
– Violation des règles relatives à l’offre
d’achat.

LA QUESTION LA QUESTION

•
Certaines options ont été octroyées à un prix
d’exercice inférieur.
•
Cela signifie que le prix à payer pour lever
l’option est inférieur au cours du marché des
actions visées à la date d’octroi de l’option.
Question
Question

Page 6 Exemple Exemple Cours du marché Prix d’exercice Escompte 9,00 $ 8,00 $ 1,00 $

Quel est le problème lié
Quel est le problème lié
aux
aux
options à
options à
escompte
escompte
•
Les employés qui ont des options à escompte
pourraient perdre le bénéfice des certaines
déductions fiscales.

Imposition des options
Imposition des options
•
Les employés ne sont pas imposés lors de
l’octroi ou de l’acquisition d’options.
•
Les employés sont imposés lorsqu’ils exercent
une option.
•
Avantage imposable = juste valeur marchande
des actions à la date de l’exercice – prix de
l’exercice.

Conséquences fiscales
Conséquences fiscales
favorables
favorables
•
Déduction de 50 % de l’avantage imposable
lors du calcul du revenu imposable par les
gouvernements fédéral et provinciaux (sauf
au Québec) dans certains cas.
•
Au Québec, la déduction à des fins de calcul
du revenu imposable provincial est de 25%,
plutôt que 50%.
•
Les options octroyées à un prix d’exercice
réduit ne sont pas admissibles aux déductions
de 50% (au gouv. fédéral) et de 25% (au
Québec).

LA SOLUTION LA SOLUTION

L’offre d’achat
L’offre d’achat
•
Augmente le prix d’exercice des
options à escompte pour que le prix
d’exercice des options atteigne une
valeur du marché équivalente à la
valeur du marché à la date où l’option a
été octroyée.
•
Vous remet un paiement en espèces.

L’offre d’achat
L’offre d’achat
•
S’applique à toutes les options à
escompte non levées.
•
Qu’elles soient acquises ou non.
•
Toutes les autres modalités des options
à escompte ne changent pas.
•
Autodesk vous indiquera les options
visées.
•
Vous devez être un employé à la fin de la
période d’offre d’achat

Hausse du prix d’exercice
Hausse du prix d’exercice
•
Le prix d’exercice de toutes les options à
escompte sera augmenté en fonction de
la valeur du marché des actions à la date
d’octroi de l’option.
•
Les employés ayant des options à
escompte remises à différents moments
verront le prix d’exercice des options à
escompte augmenter en fonction de la
date de leur octroi.

Paiement en espèces
Paiement en espèces
•
Pour considérer la hausse du prix d’exercice.
•
Équivaut à 150% de la différence entre le prix
d’exercice révisé, moins le prix d’exercice
initial, multiplié par le nombre d’options à
escompte détenues.
•
Vise les options acquises ou non, même si les
options ne sont jamais levées
•
Le paiement en espèces comprend une
majoration, afin de vous indemniser, puisque
le paiement est pleinement imposable à un
taux supérieur au taux d’imposition des options
à la valeur du marché.

Solution d’Autodesk
Solution d’Autodesk
Prix d’exercice initial
Prix d’exercice révisé
Différence
Paiement en espèces
(150% x 1,00 $)
Nombre d’options à
escompte
Paiement en espèces
total
8,00 $
9,00 $
1,00 $
1,50 $
1 000
1 500,00 $

Si vous choisissez de
Si vous choisissez de
participer à
participer à
l’offre d’achat
l’offre d’achat
•
Vous recevrez un paiement en espèces qui
sera imposable comme un revenu d’emploi
dès l’acceptation de l’offre d’achat.
•
Vous serez admissible lors de l’exercice de
l’option à une déduction fédérale et provinciale
de 50%, sauf au Québec, s’il y a lieu, où la
déduction provinciale est de 25%.

Si vous choisissez de ne pas
Si vous choisissez de ne pas
participer
participer
•
Aucun paiement en espèces.
•
Vous pourriez devoir payer des impôts
supplémentaires lors de l’exercice des options,
car vous ne serez pas admissible à la
déduction de 50% des gouvernements
provinciaux (sauf Québec) et fédéral et de
25% du gouvernement du Québec.
•
Aucun paiement de la part d’Autodesk pour
tenir compte de l’impôt supplémentaire à payer
lors de l’exercice de l’option à escompte

Exemple
Exemple
•
Une option à escompte pour l’achat de
1000 actions a été octroyée le 1
er
juin 2004
•
Prix d’exercice – 8,00 $/action
•
Valeur du marché à la date de l’octroi –
9,00 $/action
•
Option acquise le 1
er
juin 2007
•
Option exercée la même journée
•
Prix de vente des actions le 1
er
juin 2007 –
41,00 $/action

Résidents du Québec
Résidents du Québec
---
1 500 $ Paiement en espèces
33 000 $ 33 500 $ Produit brut
(15 840 $) (10 320 $) Impôts
33 000 $
16 000 $
24 000 $
Avantage imposable :
Gouv. fédéral
Québec
17 160 $
6 020 $
23 180 $ Produit net après impôts
DIFFÉRENCE
--- (16 000 $)
(8 000 $)
Déduction : gouv. fédéral
Déduction : gouv. Québec
33 000 $ 32 000 $ Avantage tiré d’une option
d’achat d’actions
Refuse Accepte
1. (9 $/action – 8 $ l’action) x 1000 actions x 150%
2. Selon un taux d’imposition total de 48%, soit un taux de 24 % du gouvernement fédéral et un taux de 24 % du gouvernement du Québec.
3. Avantage imposable réduit par la déduction de 50% au fédéral et de 25% au Québec
2
1
3

CE QUE VOUS CE QUE VOUS DEVEZ FAIRE DEVEZ FAIRE

Offre d’achat
Offre d’achat
•
L’offre d’achat est l’offre d’Autodesk pour
modifier vos options à escompte et pour vous
remettre un paiement en espèces.
•
Autodesk ne peut pas modifier de façon
unilatérale vos options à escompte; il faut que
vous acceptiez l’offre d’achat.
•
Si vous ne faites rien, on considérera que vous
avez refusé l’offre.
•
Pour être admissible, vous devez être un
employé au dernier jour de l’offre d’achat

Avantages de l’offre d’achat
Avantages de l’offre d’achat
•
Vous permet de conserver votre capacité à
bénéficier de certaines déductions fiscales.
•
Vous permet de recevoir un paiement en
espèces équivalant à la différence entre, le
prix d’exercice initial et le prix d’exercice
révisé, plus un montant majoré de 150%
multiplié par le nombre d’options détenues
(acquises ou non).

L’offre d’achat : inconvénients
L’offre d’achat : inconvénients
éventuels
éventuels
•
Vous devez conserver toutes les options à
escompte jusqu’à la fin de l’offre d’achat – il
est impossible de lever une seule option à
escompte avant la fin de cette période.
•
Il est possible que la modification des options
à escompte ne vous permettra pas de
bénéficier des déductions fiscales et/ou
deviendra un avantage imposable.
•
Bien que cette position quant au traitement
fiscal soit supportée par la jurisprudence, elle
ne découle pas d’une disposition législative
particulière.

Détails de l’offre d’achat
Détails de l’offre d’achat
•
Accéder au site Web de l’offre d’achat à
l’adresse http://zelda.autodesk.com
•
Vous trouverez un addenda sur votre situation
personnelle sur le site Web de l’offre d’achat.
•
Vous trouverez de plus amples
renseignements sur le site Web de l’offre
d’achat.

Détails de l’offre d’achat
Détails de l’offre d’achat
•
Sur le site Web, vous pouvez :
– accepter l’offre pour modifier vos options à
escompte;
– revoir les modalités de l’offre d’achat;
– consulter la foire aux questions;
– communiquer avec Aird & Berlis LLP pour
poser des questions fiscales d’ordre général et
des questions concernant l’offre d’achat;
– communiquer avec Autodesk pour poser des
questions spécifiques sur vos options
d’actions.

Détails de l’offre d’achat
Détails de l’offre d’achat
•
Si vous souhaitez participer à l’offre
d’achat,
afin de modifier vos options à
escompte et de conserver la possibilité de
bénéficier de déductions fiscales,
•
Vous devez accepter l’offre d’ici le 29 juin
2007, à 21 h, heure du Pacifique (minuit,
heure de l’Est).

Détails de l’offre d’achat
Détails de l’offre d’achat
•
Ce délai est un délai strict et de rigueur :
vous devez le respecter pour accepter l’offre
d’achat
•
Vous pouvez consulter votre compte E-Trade
pour confirmer les options visées : elles seront
identifiées par un « S »

FOIRE AUX FOIRE AUX QUESTIONS QUESTIONS

Foire aux questions
Foire aux questions
•
Posez des questions générales sur les
problèmes fiscaux et l’offre d’achat :
– à la réunion d’aujourd’hui;
– immédiatement après la réunion d’aujourd’hui;
– par courriel sur le site Web de l’offre d’achat.
•
Si vous avez encore des questions, nous
vous recommandons de discuter de votre
situation fiscale personnelle avec un
conseiller financier, juridique ou fiscal.

Conséquences fiscales –
Conséquences fiscales –
Résidents de l’Ontario
Résidents de l’Ontario
25 450 $
(8 050 $)
33 500 $
1 500 $
16 000 $
(16 000 $)
32 000 $
Accepte
l’offre
33 000 $ Produit brut
17 820 $
7 630 $
Produit net après impôts
DIFFÉRENCE
(15 180 $) Impôts
--- Paiement en espèces
33 000 $ Avantage imposable
--- Déduction de 50%
33 000 $ Avantage tiré d’une option
d’achat d’actions
Refuse
l’offre
1. (9 $/action – 8 $/action) x 1000 actions x 150%
2. Selon un taux d’imposition de 46%.
3. Avantage réduit par la déduction de 50%.
2
1
3

GLOSSAIRE GLOSSAIRE

Glossaire
Glossaire
•
Paiement en espèces
– Paiement qui vous sera versé si
vous acceptez l’offre d’achat, afin de compenser la hausse
du prix d’exercice après la modification des options. Ce
paiement comprend un montant majoré. Le paiement en
espèces est le fruit du calcul suivant : 150% de la différence entre le prix d’exercice révisé et le prix d’exercice initial x n bre
d’options détenues.
•
Déduction
– Le montant qui pourrait être déduit de
l’avantage imposable lors du calcul du montant d’impôt à
payer en lien avec une option ayant un prix d’exercice
équivalent à la valeur du marché. La déduction de l’avantage imposable par le gouvernement fédéral et toutes les
provinces, sauf le Québec, est de 50%. Au Québec, la
déduction est de 25%.
•
Prix d’exercice de l’option à escompte
– Le prix d’exercice
de l’option est inférieur au cours du marché des actions
ordinaires d’Autodesk à la date d’octroi des options.

Glossaire
Glossaire
•
Option à
escompte –
Option dont le prix d’exercice est
inférieur au prix d’exercice à la valeur du marché.
•
Prix d’exercice –
Montant à payer pour lever une option.
•
Prix d’exercice à la valeur du marché
– Prix d’exercice
équivalent au cours du marché des actions ordinaires
d’Autodesk à la date d’octroi des options.
•
Prix d’exercice révisé
– Prix d’exercice auquel on peut lever
les options modifiées pour acheter des actions ordinaires
d’Autodesk; le prix d’exercice révisé sera équivalent au prix
d’exercice à la valeur du marché.

Glossaire
Glossaire
•
Option
– Option d’achat d’actions ordinaires d’Autodesk.
•
Prix d’exercice initial –
Prix d’exercice de l’octroi initial
d’options.
•
Avantage imposable –
Montant équivalant à la différence
entre la valeur du marché d’une action ordinaire d’Autodesk à
la date de levée d’une option et le prix d’exercice.
•
Offre d’achat
– Offre d’Autodesk pour modifier les options à
escompte, afin qu’elles reflètent le prix d’exercice révisé, et remettre aux titulaires un paiement en espèces.

•
Le présent document a été rédigé par Aird &
Berlis LLP à des fins d’information. Ce ne
sont pas des conseils juridiques. La
transmission et la réception de l’information
ne vise pas à créer une relation d’avocat à
client. Toute personne participant à cette
présentation ne devrait pas agir en fonction
de cette information, sans préalablement
envisager de consulter un professionnel.

Fin Fin